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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, he hereby consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 33-2056), Form S-8 (File No. 2-98858), Form S-8 (File No. 33-20734), Form S-8
(File No. 33-25698), Form S-8 (File No. 33-38121), Form S-8 (File No. 33-38122),
Form S-8 (File No. 33-53747), Form S-8 (File No. 33-55501), Form S-8 (File No. 33-61563), Form S-8 (File No. 333-11859), Form S-8 (File No. 333-11909), Form
S-8 (File 333-27211), Form S-4 (File No. 333-66961), and Form S-3 (File No.
333-74389) of our report for Food 4 Less Holdings, Inc. dated March 9, 1998, included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 1, 1998.

/s/ ARTHUR ANDERSEN LLP
Los Angeles, California
May 27, 1999